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                                                                   Exhibit 4.1.2

                        JOINT AND SEVERAL REVOLVING NOTE

Executed as of the 28th day of
November, 2001 at Chicago, Illinois.

Amount $ 26,000,000.00

     FOR VALUE RECEIVED, the Undersigned, jointly and severally, promise to pay to the order of LASALLE BUSINESS CREDIT, INC. (hereinafter, together with any holder hereof, called "Lender"), at the main office of the Lender, the principal sum of TWENTY-SIX MILLION DOLLARS ($26,000,000.00) plus the aggregate unpaid principal amount of all advances made by Lender to any of the Undersigned pursuant to and in accordance with Subsection 2(a) of the Loan Agreement (as hereinafter defined) in excess of such amount, or, if less, the aggregate unpaid principal amount of all advances made by Lender to any of the Undersigned pursuant to and in accordance with Subsection 2(a) of the Loan Agreement. The Undersigned jointly and severally further promise to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

     This Note is referred to in and was delivered pursuant to that certain Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, dated November 28, 2001, between Lender, individually and as Collateral Agent, and the Undersigned (as amended or otherwise modified from time to time, the "Loan Agreement"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such term in the Loan Agreement.

     Principal hereunder shall be payable pursuant to the terms of the Loan Agreement. The entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement.

     The occurrence of an Event of Default under the Loan Agreement, including the failure to pay any installment of interest in full on the due date thereof in accordance with the terms of this Note, shall constitute an event of default under this Note and shall entitle Lender, at its option, to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon each of the undersigned, all of which the undersigned hereby expressly waive.

     Each of the Undersigned hereby authorizes the Lender to charge any account of each of the Undersigned for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Undersigned



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under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge the Undersigned, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Undersigned.

     The principal and all accrued interest hereunder may be prepaid by the Undersigned, in part or in full, at any time; provided, however, that the Undersigned shall pay a prepayment fee as provided in the Loan Agreement.

     Each of the Undersigned waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Lender to any of the Undersigned. Each of the Undersigned waives every defense, counterclaim or setoff which any of the Undersigned may now have or hereafter may have to any action by Lender in enforcing this Note and/or any of the other Liabilities, or in enforcing Lender's rights in the Collateral and ratifies and confirms whatever Lender may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Lender shall not be liable for any error in judgment or mistakes of fact or law.

     Each of the Undersigned, each additional party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights hereunder.

     The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon each of the Undersigned and each of the Undersigned's heirs, legal representatives, successors and assigns. If this Note contains any blanks when executed by the Undersigned, the Lender is hereby authorized, without notice to any of the Undersigned to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. If more than one party shall execute this Note, the term "Undersigned" as used herein shall mean all parties signing this Note, and each one of them, and all such parties, their respective heirs, executors, administrators, successors and assigns, shall be jointly and severally obligated hereunder.


                                       -2-

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     To induce the Lender to make the loan evidenced by this Note, each of the
Undersigned (i) irrevocably agrees that, subject to Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii) waives any objection based on forum non-conveniens. IN ADDITION, LENDER AND EACH OF THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY OF THE UNDERSIGNED OR LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN ANY OF THE UNDERSIGNED AND LENDER. In addition, each of the Undersigned agrees that all service of process shall be made as provided in the Loan Agreement.

     As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "Undersigned" shall be so construed.


                                       -3-

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     IN WITNESS WHEREOF, each of the Undersigned has executed this Note on the date above set forth.

                                                NUMATICS, INCORPORATED


                                                By  /s/ John H. Welker
                                                  ------------------------------
                                                Title  Chairman, President and
                                                       Chief Executive Officer
                                                     ---------------------------


                                                MICRO-FILTRATION, INC.


                                                By  /s/ John H. Welker
                                                  ------------------------------
                                                Title  Chairman and Chief
                                                       Executive Officer
                                                     ---------------------------


                                                NUMATION, INC.


                                                By  /s/ John H. Welker
                                                  ------------------------------
                                                Title  Chairman and Chief
                                                       Executive Officer
                                                     ---------------------------


                                                NUMATECH, INC.


                                                By  /s/ John H. Welker
                                                  ------------------------------
                                                Title  Chairman and Chief
                                                       Executive Officer
                                                     ---------------------------


                                                ULTRA AIR PRODUCTS, INC.


                                                By  /s/ John H. Welker
                                                  ------------------------------
                                                Title  Chairman and Chief
                                                       Executive Officer
                                                     ---------------------------


                                                MICROSMITH, INC.


                                                By  /s/ John H. Welker
                                                  ------------------------------
                                                Title  Chairman and Chief
                                                       Executive Officer
                                                     ---------------------------


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                                                EMPIRE AIR SYSTEMS, INC.


                                                By  /s/ John H. Welker
                                                  ------------------------------
                                                Title  Authorized Signatory
                                                     ---------------------------


================================================================================

FOR BANK USE ONLY

Officer's Initials:  __________
Approval: __________









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